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                                                                    EXHIBIT 99.3

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
             PURSUANT TO TITLE 18, UNITED STATES CODE, SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


I, Richard T. Marabito, the Chief Financial Officer of Olympic Steel, Inc. (the "Company"), certify that to the best of my knowledge, based upon a review of this annual report on Form 10-K:

         (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2) The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         By:  /s/ Richard T. Marabito
              -----------------------
         Richard T. Marabito
         Olympic Steel, Inc.
         Chief Financial Officer

         March 28, 2003



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